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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 26, 2003, with respect to the consolidated financial statements and schedules of The Seibels Bruce Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2002 into the Company's previously filed Registration Statements (Form S-2 File Nos. 333-24081, 333-14123 and 333-14125 and Form S-8 File Nos. 333-65537, 333-14135,
333-15457, 2-70057, 2-83595, 33-34973, 33-43618, 33-43601 and 2-48782).


                                                   JOHNSON LAMBERT & CO.


Raleigh, North Carolina,
March 26, 2003

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